Exhibit 21.1

Subsidiaries of Registrant

Name of subsidiary

Northstar Healthcare Holdings, Inc.	4120 Southwest Freeway Suite 150, Houston, TX 77027

Northstar Healtchare Acquisitions, LLC	4120 Southwest Freeway Suite 150, Houston, TX 77027

Northstar Healthcare Subco, LLC	4120 Southwest Freeway Suite 150, Houston, TX 77027

Northstar Healthcare Management Company, LLC	4120 Southwest Freeway Suite 150, Houston, TX 77027

Northstar Healthcare Limited Partner, LLC	4120 Southwest Freeway Suite 150, Houston, TX 77027

Northstar Healthcare General Partner, LLC	4120 Southwest Freeway Suite 150, Houston, TX 77027

The Palladium for Surgery - Dallas, Ltd.	5920 Forest Park Rd, Suite 700, Dallas, TX 75235

The Palladium for Surgery - Houston, Ltd.	4120 Southwest Freeway Suite 200, Houston, TX 77027

Medical Ambulatory Surgical Suites, L.P.	9300 Kirby Drive, Houston, TX 77054

Microsurgery Institute LLC	5920 Forest Park Rd, Suite 700, Dallas, TX 75235

Houston Microsurgery Institute, LLC	4120 Southwest Freeway Suite 200, Houston, TX 77027

First Nobilis, LLC	4120 Southwest Freeway Suite 150 Houston, TX 77027

First Nobilis Hospital, LLC	4801 Bissonnet Street, Bellaire, TX 77401

First Nobilis Surgical Center, LLC	411 First Street, Bellaire, Texas 77401

Athas Health, LLC	10740 North Central Expressway, Suite 275 Dallas, TX 75231

Athas Administrative, LLC	10740 North Central Expressway, Suite 275 Dallas, TX 75231

Exhibit 21.1

Athas Holdings, LLC	10740 North Central Expressway, Suite 275 Dallas, TX 75231

NHC ASC - Dallas, LLC	5920 Forest Park Rd, Suite 700, Dallas, TX 75235

Northstar Healthcare Surgery Center - Houston, LLC	4120 Southwest Freeway Suite 200, Houston, TX 77027

Northstar Healthcare Surgery Center - Scottsdale LLC	9377 E Bell Road, Suite 201, Scottsdale, AZ 85260

Northstar Healthcare Dallas Management, LLC	4120 Southwest Freeway Suite 150 Houston, TX 77027

Northstar Healthcare Northwest Houston Management, LLC	4120 Southwest Freeway Suite 150 Houston, TX 77027